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                                                                    EXHIBIT 99.1

UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
RELEASE NO. 47439 / MARCH 4, 2003

ACCOUNTING AND AUDITING ENFORCEMENT
RELEASE NO. 1727 / MARCH 4, 2003

ADMINISTRATIVE PROCEEDING
FILE NO. 3-11050


                        :
TRUSERV CORPORATION,    :
                        :
                        :
RESPONDENT.             : ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS, MAKING
                        : FINDINGS AND IMPOSING CEASE-AND-DESIST ORDER PURSUANT
                        : TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934
                        :
                        :
                        :
                        :
                        :
                        :

                                       I.


The Securities and Exchange Commission ("Commission") deems it appropriate that public cease-and-desist proceedings be, and hereby are, instituted pursuant to
Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act") against TruServ Corporation ("TruServ" or "Respondent").

                                       II.

In anticipation of the institution of these proceedings, TruServ has submitted an Offer of Settlement (the "Offer") which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and, without admitting or denying the findings contained herein, except as to the Commission's jurisdiction over it and over the subject matter of these proceedings, TruServ consents to entry of this Order Instituting Cease-and-Desist Proceedings, Making Findings and





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Imposing Cease-and-Desist Order Pursuant to Section 21C of the Securities
Exchange Act of 1934 ("Order") as set forth below.

                                      III.

On the basis of this Order and the Respondent's Offer of Settlement, the Commission finds that:

                                   RESPONDENT

1. TruServ, a Delaware corporation, is a hardware store buying cooperative headquartered in Chicago, Illinois. TruServ was created in July 1997 by the merger of two competing hardware buying cooperatives. TruServ currently has approximately 7,600 shareholders. Most of the shareholders are members of the cooperative. Members of the cooperative principally operate hardware stores, principally under the True Value name. TruServ is required to file periodic reports to the Commission pursuant to the Exchange Act, but its shares do not trade on any public market.

                                    OVERVIEW

2. This matter involves financial misstatements by TruServ as a result of its inadequate internal controls. From approximately July 1997 through the end of 1999, TruServ's accounting systems and internal controls related to inventory management were inadequate. In particular, these deficiencies caused TruServ to understate expenses such as cost of goods sold, resulting in overstatement of net income.

3. On March 31, 2000, TruServ reported a loss of more than $131 million for fiscal year 1999, which included expenses it failed to report during fiscal years 1997 and 1998. As a result, from 1997 through the end of 1999, TruServ filed with the Commission annual and quarterly reports that were false and failed to keep books, records and accounts that fairly and accurately reflected TruServ's assets and financial results.

4. As early as 1997, senior TruServ managers, who are now no longer employed with the company, were aware of internal control problems. In 1997, TruServ's predecessor company's internal audit department provided senior management with a report that accurately described many deficiencies in internal controls that led to the company's failure to report losses. Despite receiving notice of significant problems with inventory management and accounting, TruServ management failed to take any actions to address internal control deficiencies.

                     THE DISCOVERY AND SIZE OF MISSTATEMENTS

5. TruServ's financial misstatements surfaced when TruServ's accounting staff attempted to close its books for fiscal year 1999. After reviewing these errors, TruServ reported a loss of more than $131 million for fiscal year 1999. The year-end adjustments resulted primarily from deficiencies and weaknesses in the accounting practice and internal controls at TruServ. The largest component of the previously unreported loss, $74.5 million, represented adjustments to inventory and merchandise payable.(1)





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6. Even though TruServ assigned the entire $131 million loss in the fourth quarter of 1999, the expenses actually had occurred over the past several quarters. Accordingly, TruServ filed erroneous Forms 10Q for the first, second and third quarters of 1999 and 1998, and an erroneous Form 10K in 1998. Because the problem was caused by systemic flaws in inventory management, computer data input and accounting systems for a period of at least two years, TruServ is not able to restate any of its previous filings with the Commission.

           ACCOUNTS MISSTATED AS A RESULT OF INTERNAL CONTROL PROBLEMS

7. Unbilled Merchandise. As TruServ closed its accounting records for 1999, TruServ's accounting staff reviewed the accruals for unbilled merchandise made in 1997 and 1998, and determined that the accruals had been understated by $5.7 million in 1997 and by $19.8 million in 1998. These errors in turn caused TruServ's income to be misstated in 1997, 1998 and 1999.

8. TruServ routinely made an accrual for expected merchandise payable, that is, for merchandise it had received but for which it had not yet been billed. TruServ estimated the amount of the accrual for merchandise payable by using a report it called the Open Receiver File. The Open Receiver File reflects merchandise that TruServ had ordered and received but for which it had not yet received a bill. When TruServ received a bill from a vendor for merchandise, the amount owed for the merchandise was removed from the Open Receiver File and included in TruServ's merchandise payable account.

9. TruServ should have been able to estimate the amount of the merchandise payable accrual simply by looking at the amount in the Open Receiver File. However, the Open Receiver File was not accurate, because TruServ's distribution center and warehouse employees were not keeping accurate records of the merchandise that it received, nor was the accounting staff using procedures to investigate and resolve inaccuracies.

10. Starting in 1997, TruServ's accounting staff realized that the accruals for unbilled merchandise were too large, in that the amount TruServ accrued was always more than what it ultimately had to pay its vendors. Rather than recommending that TruServ improve its internal controls and establish accountability for the Open Receiver File, the accounting staff began a practice of adjusting the accrual for unbilled merchandise by a multiplier they called a "factor." The factor purportedly represented the historical relationship between each month's payments and accruals, and was intended to refine the amount that TruServ could expect to have to pay. However, this adjustment method was imprecise and as a result, reduced the accrual to the point that the accruals for merchandise payable in 1997 and 1998 were understated. This resulted in an overstatement of income.

11. Although TruServ's books were in error because the accounting staff underestimated the accrual for merchandise payable, the underlying problem was that TruServ failed to correct the errors in its Open Receiver File. Therefore, although TruServ's accounting staff was aware that procedures were flawed, they did not fix the errors or notify anyone that procedures needed to be improved.



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12. Claims for Returned Merchandise. Approximately $20 million of the 1999 merchandise payable adjustment related to claims for returned merchandise and allowances. If merchandise returned by the member could not be resold due to damage or some other reason, the accounting entry should have been made to remove the merchandise from inventory and charge the cost of the merchandise to costs of goods sold. TruServ failed to make these entries. Instead, TruServ removed the merchandise from inventory and reduced the amount of its merchandise payable by the same amount.

13. Additional Stock Adjustments. In 1999, TruServ wrote off approximately $16.6 million concerning stock adjustments TruServ made to account for lost and found merchandise, damaged goods, and the closing of two RDCs. TruServ should have written off these stock adjustments to cost of goods sold as necessary throughout the year, but it did not do so. Instead, TruServ removed the merchandise from inventory, and reduced the amount of its merchandise payable by the same amount.

14. The claims for returned merchandise and allowances and the other stock adjustments involved TruServ's complicated computer system for merchandise tracking, which required warehouse and RDC employees to enter one of many stock adjustment codes that were to reflect the reason for the returned merchandise and movement of inventory in its warehouses and RDCs. This system was meant to provide TruServ personnel with a comprehensive picture of the status of its inventory. However, from at least 1997 forward, RDC and warehouse personnel did not consistently or correctly use stock adjustment codes, which caused major errors in TruServ's inventory records. As a result, the monthly reports which summarized the stock adjustments made by the distribution centers and warehouses were highly inaccurate.

15. In addition to the stock adjustments described above, TruServ did not perform monthly reconciliations between its perpetual inventory records and its general ledger. Instead of making accurate entries to resolve discrepancies between the perpetual record and general ledger, TruServ forced its inventory records to agree by recording the discrepancies to its merchandise payable account.

16. TruServ's accounting staff was aware that the stock adjustment reports were inaccurate. However, TruServ had no internal controls in place that required accounting staff to investigate large stock adjustments such as claims for returned merchandise as identified in Section III.12., or for other stock adjustments identified in Section III.13., and charge them to cost of goods sold on a timely basis. Instead, the accounting staff incorrectly recorded stock adjustments into the wrong account, merchandise payable, throughout the year. Historically, the accounting staff corrected the error by writing off the adjustments to cost of goods sold only at year-end. As a result, due to mistakes related to member claims and other stock adjustment codes, TruServ understated its merchandise payable by $36.6 million, which resulted in a corresponding overstatement of net income.

                     THE FEBRUARY 1997 INTERNAL AUDIT REPORT

17. TruServ's predecessor company's senior management had notice of the company's internal control problems as early as February 1997, through a



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report prepared by the internal audit department (the "1997 Report"). Virtually all of the company's senior management, including TruServ's chief financial officer, received the 1997 Report. The 1997 Report noted several specific, recurring problems in data entry concerning use of receiving codes, prices, and stock codes that caused significant discrepancies between the perpetual inventory records and the general ledger. These deficiencies were the same ones that later caused the 1999 adjustments. No one acted on the 1997 Report, even though the report concluded that the stock adjustments were seriously flawed and that the company did not have adequate internal controls over its inventory systems.

                            TRUSERV'S ACTION IN 2000

18. In Spring 2000, after it closed the 1999 books, TruServ began to investigate the causes of the $74.5 million adjustment, and to correct the accounting weaknesses that caused the problems. TruServ adopted several changes in procedure, including:

     o TruServ began to reconcile the inventory records maintained by the distribution centers and warehouses each month and to investigate all reconciling items so that inventory and accounts payable are properly stated.

     o TruServ streamlined and synchronized procedures to manage inventory among the distribution centers and warehouses.

     o TruServ reduced the number of stock adjustment codes, and redefined and standardized their use.

     o TruServ instituted procedures to review stock adjustments made by the distribution centers and warehouses, and established staff accountability for these adjustments.

     o TruServ instituted procedures to manage the Open Receiver File and merchandise returned by members.

     o TruServ stopped entering expenses and inventory-related write-offs into merchandise payable and began to recognize those write-offs in each month's operating results.

     o TruServ improved its internal audit function by making internal audit report directly to the Audit Committee and by establishing that TruServ managers are accountable for recommended changes.

             TRUSERV VIOLATED SECTION 15(d) OF THE EXCHANGE ACT AND
                    RULES 12b-20, 15d-1 AND 15d-13 THEREUNDER


19. Section 15(d) of the Exchange Act and Rules 15d-1 and 15d-13 require issuers that have filed registration statements for securities under the Securities Act with the Commission to file annual and quarterly reports. The obligation to file such reports embodies the requirement that they be true and correct. SEC v. Savoy Industries, 587 F.2d 1149, 1165 (D.C. Cir. 1978), cert. denied, 440 U.S. 913 (1979). Rule 12b-20 requires the inclusion of any additional material information that is necessary to make



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required statements, in light of the circumstances under which they were made, not misleading.

20. As a result of the conduct described above, TruServ violated Section 15(d) of the Exchange Act and Rules 12b-20, 15d-1 and 15d-13 thereunder by filing false and misleading annual and quarterly reports with the Commission that misrepresented TruServ's financial results.

            TRUSERV VIOLATED SECTION 13(b)(2)(A) OF THE EXCHANGE ACT

21. Section 13(b)(2)(A) of the Exchange Act requires every issuer who must file reports pursuant to Section 15(d) of the Exchange Act to "make and keep books, records, and accounts, which, in reasonable detail, accurately reflect the transactions and dispositions of the assets of the issuer . . ."

22. As a result of the conduct described above, TruServ violated Section 13(b)(2)(A) of the Exchange Act by failing to keep books, records and accounts that accurately and fairly reflected TruServ's assets and financial results.

            TRUSERV VIOLATED SECTION 13(b)(2)(B) OF THE EXCHANGE ACT

23. Section 13(b)(2)(B) of the Exchange Act requires every issuer which must file reports pursuant to Section 15(d) of the Exchange Act to both devise and maintain a system of internal accounting controls to provide reasonable assurances that preparation of financial statements is in conformity with generally accepted accounting principles ("GAAP"). As set forth above, TruServ's internal accounting controls were inadequate, and TruServ therefore violated this section.

24. As a result of the conduct described above, TruServ violated Section 13(b)(2)(B) of the Exchange Act by failing to devise and maintain adequate internal accounting controls.

                           TRUSERV'S REMEDIAL EFFORTS

25. In determining to accept the Offer, the Commission considered remedial acts promptly undertaken by Respondent and cooperation afforded the Commission staff.

                                  UNDERTAKINGS

TruServ undertakes to:

26. Continue to maintain the procedures that it has adopted since Spring 2000 as enumerated in paragraph III.18. above, in order to comply with, and take steps to effect further compliance with, Sections 15(d), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act.

27. Continue to employ as a member of its management, during fiscal years ending December 31, 2002, 2003 and 2004, a Director of Internal Audit who will be responsible for executing TruServ's internal audit plan. TruServ also will engage a public accounting firm with appropriate



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qualifications and expertise to assist the Director of Internal Audit in performing certain internal audit procedures.

28. In the event that TruServ's current Director of Internal Audit is no longer employed by TruServ, any successor shall be an individual with appropriate qualifications and experience for the position, and shall be hired after consultation with and approval by the Audit Committee. The Director of Internal Audit shall report to the Audit Committee as well as management.

29. TruServ shall require its Director of Internal Audit to prepare a confidential business report, and deliver the report within 90 days after the close of each of the aforementioned fiscal years, to the Audit Committee, with copies to the Commission, TruServ's independent auditors, and TruServ's public accounting firm engaged to assist the Director of Internal Audit in performing certain internal audit procedures. The report shall include (a) a description of the scope of the Audit Plan during the preceding year, (b) confirmation that the Audit Plan was carried out, (c) an overview of the significant control weaknesses identified which require improvement, and (d) a review of the steps taken to improve the system of internal controls.

                                       IV.

In view of the foregoing, the Commission deems it appropriate to accept the offer of settlement submitted by TruServ and to impose the sanctions specified therein.

                                       V.

ACCORDINGLY, IT IS ORDERED THAT:

A. Pursuant to Section 21C of the Exchange Act, TruServ shall cease and desist from committing or causing any violations and any future violations of Sections 15(d), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 15d-1 and 15d-13 promulgated thereunder; and

B. TruServ shall comply with the undertakings enumerated in Section III paragraphs 26-29 above.

By the Commission.

Jonathan G. Katz
Secretary

FOOTNOTES

(1) TruServ's inadequate internal controls also caused two other material year-end 1999 adjustments. First, in 1998 and 1999, TruServ failed to perform timely bank account reconciliations. Once these reconciliations were completed in the fourth quarter 1999, it became apparent that TruServ had to write off approximately $4.3 million to balance its cash and other accounts. Second, TruServ also wrote off $8.2 million in vendor rebates. This adjustment related to an accrual made at year-end 1998

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which, according to TruServ's accounting staff, proved to be overly optimistic.

TruServ also made other material accounting adjustments in the fourth quarter of 1999 to write off items including, among others, losses on sales, severance and vacation pay, costs of closing certain regional distribution centers ("RDCs") and costs improperly capitalized in inventory, and the write-off of a deferred tax asset. Finally, TruServ experienced operating losses as well, which contributed to the $131 million total loss in 1999.